Exhibit 99.1
CA REPORTS STRONG Q2 FY2006 RESULTS
Robust Billings and Cash Flow Growth Highlight Quarter
ISLANDIA, N.Y., October 25, 2005 — Computer Associates International, Inc. (NYSE: CA), one of the world’s largest management software companies, today reported strong financial results for its second quarter fiscal year 2006, ended September 30, 2005.
Financial Overview

(in millions, except share data)	Q2FY06**	Q2FY05***	Percent Change
Revenue	$942	$865	9%
Operating EPS*	$0.24	$0.21	14%
GAAP EPS (LPS)	$0.07	$(0.17)	n/m
Net Income (loss)	$41	$(98)	n/m

*	Operating EPS is a non-GAAP financial measure, as noted in the discussion of non-GAAP results below. A reconciliation of GAAP results to non-GAAP operating income is included in the tables following this press release.

**	Q2FY06 GAAP results include $45 million in restructuring and other charges, a $14 million in-process research and development charge related to the Company’s acquisition of Niku Corporation and a tax benefit of approximately $16 million.

***	Q2FY05 GAAP results include a tax benefit of $26 million.
“We are very pleased with our results for the second quarter,” said CA President and Chief Executive Officer John Swainson. “We clearly sharpened our execution as we implemented the changes necessary for growth. It continues to be a highly competitive IT environment where customers are demanding measurable ROI for their spending, and as a result, CA’s solutions and our commitment to helping simplify, unify and secure IT environments are being well received.
“We’ve also made good progress in transforming CA during the first half of the fiscal year. We have aligned the business to our growth opportunities, put programs in place to encourage our sales force to become better partners to customers and made a number of key acquisitions to strengthen our product portfolio. Together, these and our other transformation initiatives continue to drive our goals of achieving sustainable growth, enhancing customer relationships and increasing shareholder value,” added Swainson.
CA reported $299 million in cash flow from operations in the second quarter, compared to $152 million reported in the similar period last year. On a comparable basis, adjusting for the second of three $75 million in payments to the Restitution Fund and $4 million in restructuring payments and other charges, adjusted cash flow from operations would have been $378 million.
For the trailing twelve months, cash flow from operations was $1.50 billion, up from $1.35 billion in the previous trailing twelve months. Adjusted cash flow from operations for the trailing twelve months was up 19 percent over the prior year period to $1.48 billion, which is adjusted for $150 million in payments to the Restitution Fund, $29 million in restructuring and other payments, and excludes a $191 million tax benefit. On a comparable basis in the prior year, adjusted cash flow from operations for the trailing twelve months was $1.24 billion and is adjusted for a $109 million tax benefit.
Billings for the quarter were $975 million, up 14 percent over the prior year period, and 8 percent organically. Billings for the trailing twelve months, which normalize quarterly fluctuations and other factors, were $4.46 billion, an increase of 3 percent over the prior trailing twelve months, with growth driven by recent acquisitions.

“We entered the quarter with a strong pipeline, executed on our business plan, improved working capital management and held our costs in line,” said CA Chief Operating Officer Jeff Clarke. “We generated billings growth across all geographies and delivered results.”
Total bookings for the second quarter, which includes $73 million from the Company’s indirect business, decreased 11 percent over the prior year period to $665 million. This decline was primarily due to an expected decrease in early contract renewals, as the Company has focused on driving new contract value.
Expenses for the quarter totaled $902 million compared with $1.05 billion in the prior year comparable period. Last year’s expenses included charges related to the Restitution Fund for shareholders.
The balance of cash and marketable securities at September 30, 2005, was $1.64 billion, down from $1.95 billion at June 30, 2005. With $1.81 billion in total debt outstanding, the Company has a net debt position of $171 million. During the quarter, the Company closed on its acquisition of Niku Corporation, repurchased approximately $176 million of CA shares and made a $75 million payment to the Restitution Fund.
Recent Progress
Since reporting first quarter results, CA:
•	Announced the availability of BrightStor r11.5, an integrated set of modular, Intelligent Storage Management solutions that enable organizations to manage and protect information and storage assets while aligning with business objectives;
•	Acquired iLumin, a leader of enterprise message management and archiving software, in October for approximately $47 million to help customers meet storage optimization, compliance and litigation support objectives;
•	Announced the formation of CA Labs, a new organization within CA dedicated to promoting and performing advanced research in systems and security management for the enterprise. This cross-business and academia effort will be led by Dr. Gabriel (Gabby) Silberman, who recently joined the Company as senior vice president and head of CA Labs;
•	Completed its acquisition of Niku in July, including its leading information technology governance (ITG) solution;
•	Unveiled integration between eHealth and SPECTRUM Network Management Solution and unveiled a new telecom vertical market strategy to advance its Enterprise Systems Management solutions;
•	Released a fully integrated CA Protection Suite that includes six fully integrated solutions suites with security and storage products in one package, on one disk, to help SMBs minimize risks and reduce IT management costs;

•	Announced comprehensive support for the new IBM System z9 and associated software across mainframe management product lines to help System z9 users leverage the new technology to meet evolving business needs, including delivery of on-demand IT services;
•	Launched its Worldwide Internet Service Provider (ISP) Partner Program, providing its eTrust security software to ISPs around the globe, and announced that America Online launched AOL Spyware Protection 2.0 technology from CA, providing one of the most comprehensive protection packages available; and
•	Added Marc Loupé, a technology industry veteran, to serve as senior vice president and head of internal audit.
Outlook for Q3 and Fiscal Year 2006
The following updated guidance is based on current expectations and represents “forward looking statements” (as defined below).

(in millions,				% Increase over				% Increase
except share data)	Q3FY06**	Q3FY05***		Q3FY05	FY06**	FY05		over FY05
Revenue	$950-$980	$917		4%-7%	$3,800-$3,850	$3,560		7%-8%
Operating EPS*	$0.24	$0.18		33%	$0.94-$0.96	$0.80		18%-20%
GAAP EPS (LPS)	$0.10	$0.05	***	100%	$0.41-$0.43	$(0.01)	****	n/m
FOOTNOTES

*	Operating EPS is a non-GAAP financial measure, as noted in the discussion of non-GAAP results below. A reconciliation of GAAP results to non-GAAP operating income is included in the tables following this press release.

**	GAAP outlook for FY06 is inclusive of the previously announced restructuring charge of $75 million.

***	Q3FY05 GAAP EPS includes $18 million related to shareholder litigation.

****	FY05 GAAP EPS includes charges of $218 million, $28 million and $16 million related to the Restitution Fund, restructuring and shareholder litigation, respectively.
“With the first half of the fiscal year completed, we are raising the floor on operating earnings and refining the guidance ranges previously provided to account for foreign currency exchange and increased investments in the business, including marketing initiatives and acquisitions,” said CA Chief Financial Officer Bob Davis. “We are comfortable with our performance and execution in the first half of the fiscal year, and are confident in our ability to achieve the full-year goals we’ve set in place.”
In addition, Davis said the Company continues to expect to meet its projections of mid-to-high single digit billings growth for the year and 10 percent adjusted, non-GAAP cash flow growth for the year. (1)
Webcast
The Company will host a Webcast at 5 p.m. EDT today to discuss its second quarter results. Individuals can access the webcast, as well as this press release and supplemental financial information, including slides, at http://ca.com/invest or listen to the call at 1 (706) 679-5227.
About CA
Computer Associates International, Inc. (NYSE:CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage and life cycle management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in

Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.
FOOTNOTES

1.	A reconciliation of GAAP cash flow from operations to non-GAAP adjusted cash flow from operations for fiscal years 2005 and 2006 is included in the tables following this press release.
Non-GAAP Financial Measures
This press release includes financial measures for per share earnings and cash flows that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” earnings per share excludes the following items: non-cash amortization of acquired technology and other intangibles, in process research and development charges, the government investigation and class settlement charges, restructuring charges, the tax resulting from the planned repatriation of approximately $500 million of foreign cash and interest on dilutive convertible bonds (the convertible shares rather than the interest, are more dilutive, thus the interest is added back and the shares increased to calculate non-GAAP operating earnings). Non-GAAP taxes are provided based on the estimated effective annual Non-GAAP tax rate. Non-GAAP adjusted cash flow excludes the following items: investigation and class settlement payments, restructuring payments, and the impact of non-recurring tax payments or tax benefits. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure, which is attached to this press release.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be subject to criminal prosecution or civil penalties if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to criminal prosecution or substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; changes to the compensation plan of CA’s sales organization may encourage behavior not anticipated or intended as it is implemented; CA may encounter difficulty in successfully integrating acquired companies and products into its existing businesses; CA is subject to intense competition in product and service offerings and pricing and increased competition is expected in the future; certain software that CA uses in daily operations is licensed from third parties and thus may not be available to CA in the future, which has the potential to delay product development and production; if CA’s products do not remain compatible with ever-changing operating environments, CA could lose customers and the demand for CA’s products and services could decrease; CA’s credit ratings have been downgraded and could be downgraded further which would require CA to pay additional interest under its credit agreement and could adversely affect CA’s ability to borrow; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights would weaken its competitive position; CA may become dependent upon large transactions; general economic conditions may lead CA’s customers to delay or forgo technology upgrades; the market for some or all of CA’s key product areas may not grow; third parties could claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2005, and any amendment thereto, and in its most recent quarterly report filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
###
© 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Shannon Lapierre	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-4687
	shannon.lapierre@ca.com	olivia.bellingham@ca.com

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	Sept 30,		Sept 30,
	2005	2004	2005	2004
		(Restated)(1)		(Restated)(1)
Subscription revenue	$696	$621	$1,391	$1,225
Maintenance	113	108	220	220
Software fees and other	43	56	80	122
Financing fees	13	21	27	45
Professional services	77	59	144	114

Total revenue	942	865	1,862	1,726

Amortization of capitalized software costs	111	111	224	223
Cost of professional services	65	54	125	110
Selling, general and administrative	382	342	770	653
Product development and enhancements	179	178	350	352
Commissions and royalties	68	69	130	135
Depreciation and amortization of other intangibles	32	32	62	64
Interest expense, net	10	24	19	50
Other (gains) losses, net	(4)	—	(7)	3
Restructuring & other	45	28	45	28
Acquisition IPR&D	14	—	18	—
Government investigation and shareholder litigation settlements	—	211	—	216

Total expenses	902	1,049	1,736	1,834

Income (loss) before income taxes	40	(184)	126	(108)

Income tax (benefit) (3)	(1)	(88)	(9)	(59)

Income (loss) from continuing operations	41	(96)	135	(49)

Adjustment to gain on disposal of discontinued operations, net of income taxes	—	(2)	—	(2)

Net income (loss)	$41	$(98)	$135	$(51)

Basic Earnings (Loss) Per Share:
Income (loss) from continuing operations	$0.07	$(0.17)	$0.23	$(0.09)
Discontinued operation	—	—	—	—

Net income (loss)	$0.07	$(0.17)	$0.23	$(0.09)

Basic weighted-average shares used in computation	584	587	585	587

Diluted Earnings (Loss) Per Share:
Income (loss) from continuing operations (2)	$0.07	$(0.17)	$0.23	$(0.09)
Discontinued operation	—	—	—	—

Net income (loss) (2)	$0.07	$(0.17)	$0.23	$(0.09)

Diluted weighted-average shares used in computation	610	587	611	587

(1)	The three and six month periods ended September 30, 2004 have been restated to reflect the modified retrospective adoption of SFAS 123(R) and other corrections relating to the recognition of revenue as disclosed in Note 12b of the Company’s Form 10-K/A filing for fiscal year ended March 31, 2005.

(2)	Net income and the number of shares used in the computation of diluted GAAP EPS for the three & six month periods ended September 30, 2005 have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes.

(3)	The three and six month periods ended September 30, 2004 included a $26.4 million or $.04 per share one-time tax benefit resulting from an IRS decision impacting Foreign Sales Corporations.

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	Sept 30,	March 31,
	2005	2005
		(Restated)(1)
Cash and marketable securities	$1,640	$3,125
Trade and installment A/R, net	371	674
Federal and state income taxes receivable	—	55
Deferred income taxes	136	79
Other current assets	89	102

Total current assets	2,236	4,035

Installment A/R, net	549	595
Property and equipment, net	634	622
Purchased software products, net	584	726
Goodwill, net	5,120	4,544
Deferred income taxes	115	105
Other noncurrent assets, net	630	536

Total assets	$9,868	$11,163

Loans payable and current portion of long–term debt	$1	$826
Deferred subscription revenue (collected)-current	1,109	1,407
Government investigation settlement	77	153
Other current liabilities	1,340	1,308

Total current liabilities	2,527	3,694

Long-term debt, net of current portion	1,810	1,810
Deferred income taxes	57	121
Deferred subscription revenue (collected)-noncurrent	297	273
Deferred maintenance revenue	237	270
Other noncurrent liabilities	52	53

Total liabilities	4,980	6,221

Stockholders’ equity	4,888	4,942

Total liabilities and stockholders’ equity	$9,868	$11,163

(1)	Fiscal year 2005 has been restated to reflect the modified retrospective adoption of SFAS 123(R) and other corrections relating to the recognition of revenue as disclosed in Note 12b of the Company’s Form 10-K/A filing for fiscal year ended March 31, 2005.

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	September 30,
	2005	2004
		(Restated)(1)
OPERATING ACTIVITIES:
Net income (loss)	$41	$(98)
Impact from discontinued operations, net of taxes	—	(2)

Income (loss) from continuing operations	41	(96)

Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	143	143
Provision for deferred income taxes	(161)	(124)
Non-cash compensation expense related to stock and pension plans	35	24
Acquisition IPR&D	14	—
Government investigation charge	—	218
Restructuring & other	41	—
Foreign currency transaction gain	(4)	(1)
Changes in other operating assets and liabilities:
Decrease in noncurrent installment A/R, net	42	47
Increase (decrease) in deferred subscription revenue (collected) – noncurrent	6	(41)
Decrease in deferred maintenance revenue	(5)	(25)
Decrease in trade and current installment A/R, net	129	82
Decrease in deferred subscription revenue (collected) – current	(190)	(135)
Increase in taxes payable	153	13
Restitution fund payment	(75)	—
Increase (decrease) in A/P, accrued expense and other	118	(6)
Other	12	53

NET CASH PROVIDED BY OPERATING ACTIVITIES	299	152

INVESTING ACTIVITIES:
Acquisitions, primarily goodwill, purchased software, and other intangible assets, net of cash acquired	(302)	(40)
Settlements of purchase accounting liabilities	(17)	(2)
Purchases of property and equipment, net	(27)	(12)
Sales (purchase) of marketable securities, net	83	(74)
(Decrease) increase in restricted cash	(1)	1
Capitalized software development costs and other	(20)	(16)

NET CASH USED IN INVESTING ACTIVITIES	(284)	(143)

FINANCING ACTIVITIES:
Debt (repayments) borrowing, net	(86)	1
Dividends paid	(23)	(23)
Exercise of common stock options and other	29	9
Purchases of treasury stock	(176)	—

NET CASH USED IN FINANCING ACTIVITIES	(256)	(13)

DECREASE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH	(241)	(4)
Effect of exchange rate changes on cash	(6)	10

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(247)	6

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,776	2,059

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,529	$2,065

(1)	The three month period ended September 30, 2004 has been restated to reflect the modified retrospective adoption of SFAS 123(R) and other corrections relating to the recognition of revenue as disclosed in Note 12b of the Company’s Form 10-K/A filing for fiscal year ended March 31, 2005.

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Net Operating Income
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Sept 30,		Sept 30,
	2005	2004	2005	2004
		(Restated)(2)		(Restated)(2)
Total Revenue (See Table 1)	$942	$865	$1,862	$1,726

Total Expenses (See Table 1)	902	1,049	1,736	1,834

Income (Loss) Before Income Taxes (See Table 1)	40	(184)	126	(108)

Non-GAAP Adjustments:

Purchased Software Amortization	100	101	200	203
Intangibles Amortization	12	10	23	20
Acquisition IPR&D	14	—	18	—
Restructuring and other(4)	45	28	45	28
Government Investigation charge	—	218	—	218
Shareholder Litigation	—	(7)	—	(2)

Total Non-GAAP Adjustments	171	350	286	467

Operating Income Before Interest Adj. & Taxes	211	166	412	359

Interest on Dilutive Convertible Bonds	2	10	4	20

Operating Income Before Taxes	213	176	416	379

Income Tax Provision(3)	67	39	137	114

Net Operating Income(1)	$146	$137	$279	$265

Diluted Operating EPS(1)	$0.24	$0.21	$0.46	$0.41

# of Shares Used(1)	610	640	612	640

(1)	Net operating income and the number of shares used in the computation of diluted operating EPS for the three and six month periods ended September 30, 2005 and 2004 have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes. The number of shares for the three month and six month periods ended September 30, 2004 also includes the dilutive impact of the Company’s 5 percent Convertible Senior Notes.

(2)	The three and six month periods ended September 30, 2004 have been restated to reflect the modified retrospective adoption of SFAS 123(R) and other corrections relating to the recognition of revenue as disclosed in Note 12b of the Company’s Form 10-K/A filing for fiscal year ended March 31, 2005.

(3)	Non-GAAP taxes are provided based on the estimated effective annual non-GAAP tax rate.

(4)	Three and six month periods ended September 30, 2005 include restructuring charges of $37 million and other charges of $8 million.
Refer to the discussion of non-GAAP measures included in the accompanying press release for additional information.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending			Fiscal Year Ending
	December 31, 2005			March 31, 2006
Projected revenue range	$950	to	$980	$3,800	to	$3,850

Projected GAAP EPS range	$0.10	to	$0.10	$0.41	to	$0.43

Non GAAP adjustments, net of taxes

Acquisition amortization	0.12		0.12	0.47		0.47
Acquisition IPR&D	0.00		0.00	0.03		0.03
Tax savings on repatriation	0.00		0.00	(0.06)		(0.06)
Restructuring & other charges	0.02		0.02	0.08		0.08
Impact from convertible senior notes	0.00		0.00	0.01		0.01

Projected diluted operating EPS range	$0.24	to	$0.24	$0.94	to	$0.96

Refer to the discussion of non-GAAP measures included in the accompanying press release for additional information.

Table 6
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Cash Flow From Operations to Adjusted Cash Flow From Operations
(in millions, except per share data)
(unaudited)

	FY2005	FY2006
		Projected
Cash Flow from Operations	$1,529	$1,250

Benefit from Tax Law Change	(300)	—

Restitution Fund	75	150

Restructuring	25	60

Adjusted Cash Flow from Operations	$1,329	$1,460

Refer to the discussion of non-GAAP measures included in the accompanying press release for additional information.